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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 13, 2004


                         Quest Diagnostics Incorporated
                               One Malcolm Avenue
                               Teterboro, NJ 07608
                                 (201) 393-5000

                                     1-12215
                            (Commission file number)

                                    Delaware
                            (State of Incorporation)


                                   16-1387862
                     (I.R.S. Employer Identification Number)







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Item 1.01 Entry into a Material Definitive Agreement

         On December 14, 2004, the Board of Directors (the "Board") of Quest Diagnostics Incorporated (the "Company") approved an amendment to the Stock Option Plan for Non-Employee Directors (the "Director Plan") to permit the Company to use lattice methodology as of January 1, 2005, rather than the currently used Black Scholes methodology, to compute the number of shares of Common Stock of the Company underlying a stock option grant under the Director Plan. A copy of the amended and restated Director Plan is attached as Exhibit
10.1 to this Current Report on Form 8-K.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b) Pursuant to the terms of the Amended and Restated Employment Agreement dated as of January 1, 2003, as amended, between Kenneth W. Freeman and the Company, Mr. Freeman resigned as director of the Company on December 14, 2004.

     (d) On December 13, 2004, the Board, upon the recommendation of the Board's Governance Committee, elected Gary M. Pfeiffer, Senior Vice President and Chief Financial Officer of E.I. DuPont de Nemours and Company, to serve as a member of the Board until the 2005 annual meeting of the stockholders of the Company or until his resignation, death or removal, if earlier. Mr. Pfeiffer was also appointed to serve as a member of the Audit and Finance Committee of the Board. Mr. Pfeiffer currently serves as a director of Talbots Inc.

          The Board has determined that Mr. Pfeiffer is an independent director pursuant to the New York Stock Exchange listing standards (the "NYSE Rules") and the applicable rules of the Securities and Exchange Commission (the "SEC"). The Board has also determined that Mr. Pfeiffer is an "audit committee financial expert" pursuant to the applicable rules of the SEC and has accounting or related financial management expertise, as required by the NYSE rules.

Item 9.01 Financial Statements and Exhibits

(c)      Exhibits

10.1      Amended and restated Stock Option Plan for Non-Employee Directors





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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            December 17, 2004

                                            QUEST DIAGNOSTICS INCORPORATED


                                            By: /s/ Michael E. Prevoznik
                                                ----------------------------
                                                Michael E. Prevoznik
                                                Senior Vice President and
                                                General Counsel





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